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                                                                      EXHIBIT 21



                SUBSIDIARIES OF AZTEC TECHNOLOGY PARTNERS, INC.



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
NAME OF COMPANY                                           STATE OF INCORPORATION
--------------------------------------------------------  --------------------------------------------------------

Aztec International, Inc................................  Delaware

Bay State Computer Group, Inc...........................  Massachusetts

Compel Corp.............................................  California

Digital Network Associates, Inc.........................  New York

Entra Computer Corp.....................................  Ohio

Fortran Corp............................................  Maryland

Mahon Communications Corporation........................  Massachusetts

Office Equipment Service Co., Inc.......................  Tennessee

Professional Computer Solutions, Inc....................  New York

Professional Network Services, Inc......................  Connecticut
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